Exhibit 1

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  July 30, 2007


                               NAVALMAR TRANSPORTES MARITIMOS LDA


                               By:/s/ Andrea Colombo
                                  ----------------------------------------------
                                  Name:  Andrea Colombo
                                  Title:  Director


                               CO. FI. PA SpA


                               By:/s/ Enrico Bogazzi
                                  ----------------------------------------------
                                  Name:  Enrico Bogazzi
                                  Title:  Director




                               /s/ Enrico Bogazzi
                               -------------------------------------------------
                               Enrico Bogazzi